UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2008

ANSOFT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27874	72-1001909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive, Suite 200

Pittsburgh, PA 15219

(Address of principal executive offices, including zip code)

412-261-3200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

On March 31, 2008, Ansoft Corporation, a Delaware corporation (“Ansoft”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ANSYS, Inc., a Delaware corporation, (“ANSYS”), Evgeni, Inc., a wholly owned subsidiary of ANSYS (“Merger Sub”), and Sidney LLC, a single member Delaware limited liability company and a wholly owned subsidiary of ANSYS (“Merger LLC”). Subject to the terms of the Merger Agreement, Merger Sub will merge with and into Ansoft, and then Ansoft, as the surviving corporation, will merge with and into Merger LLC, with Merger LLC being the ultimate surviving entity and continuing as a wholly owned subsidiary of ANSYS (the “Merger”). The Merger is intended to qualify as a reorganization for U.S. federal income tax purposes.

Subject to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Ansoft common stock will be converted into the right to receive (i) cash, without interest, in an amount equal to $16.25 per share, and (ii) 0.431882 of a share of ANSYS common stock. Shares of ANSYS common stock issued in the transaction will be registered pursuant to a registration statement on Form S-4.

ANSYS has obtained financing commitments for the transactions contemplated by the Merger Agreement. The proceeds of the commitments will be sufficient for ANSYS, Merger Sub and Merger LLC to pay the aggregate merger consideration as of the closing of the Merger. The financing commitments are subject to customary closing conditions. Any failure on the part of ANSYS to obtain financing pursuant to the financing commitments, or from an alternative source, will not relieve ANSYS, Merger Sub or Merger LLC from their respective obligations under the Merger Agreement.

The completion of the Merger is subject to various customary closing conditions, including, among other things, obtaining the approval of Ansoft’s stockholders, customary regulatory approvals and expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Board of Directors of Ansoft (the “Board”) has unanimously approved the Merger and the Merger Agreement. Deutsche Bank Securities Inc. (“Deutsche Bank”) served as the financial advisor to the Board. On March 30, 2008, Deutsche Bank delivered its fairness opinion to the Board expressing that, as of such date, the merger consideration to be received by the holders of Ansoft’s common stock, pursuant to the terms of the Merger Agreement, is fair to such holders (other than ANSYS or any of its affiliates) from a financial point of view.

The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreements

In connection with the Merger Agreement, ANSYS has entered into voting agreements (the “Voting Agreements”), dated as of March 31, 2008, with each of Nicholas Csendes and Dr. Zoltan J. Cendes (each a “Stockholder,” and collectively, the “Stockholders”) pursuant to which, among other things, each Stockholder has agreed to vote all shares of Ansoft common stock beneficially owned by such Stockholder (the “Covered Shares”) in favor of the approval of the Merger Agreement and the transactions contemplated thereby and against any acquisition proposal made in opposition to, or in competition with, the consummation of the Merger and the transactions contemplated by the Merger Agreement.

In addition, pursuant to the terms of the Voting Agreements, each Stockholder granted ANSYS an irrevocable proxy to vote the Covered Shares solely with respect to the matters set forth in the Voting Agreement and only to the extent that such Stockholder is unable to vote the Covered Shares pursuant to such Stockholder’s obligations under his respective Voting Agreement. The Stockholders own beneficially and of record an aggregate of approximately 16% of Ansoft’s outstanding common stock.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, a copy of a form of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	OTHER EVENTS.

On March 31, 2008, Ansoft and ANSYS issued a joint press release announcing the Merger and the execution and delivery of the Merger Agreement. A copy of such press release announcing the Merger is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information and Where to Find It.

ANSYS intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a joint proxy statement/prospectus of Ansoft and ANSYS and other relevant materials in connection with the proposed merger transaction involving Ansoft and ANSYS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC when they become available at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Ansoft at Ansoft’s web site at www.ansoft.com or by contacting Investor Relations, Ansoft Corporation, 225 West Station Square Drive, Suite 200, Pittsburgh, PA 15219 (Telephone: (412) 261-3200). Investors and security holders may obtain free copies of the documents filed with the SEC by ANSYS by directing a written request to ANSYS, Inc., Southpointe, 275 Technology Drive, Canonsburg, Pennsylvania 15317, Attention: Investor Relations.

Participants in the Solicitation

Ansoft, ANSYS, and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of Ansoft in connection with the merger. Information about the executive officers and directors of Ansoft and their ownership of Ansoft common stock is set forth in the proxy statement for Ansoft’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on July 26, 2007. Information about those executive officers and directors of ANSYS and their ownership of ANSYS common stock is set forth in the proxy statement for ANSYS’ 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of Ansoft, ANSYS, and their respective executive officers, directors and trustees in the merger by reading the proxy statement/prospectus and other filings regarding the merger when they become available.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 31, 2008, by and among Ansoft Corporation, ANSYS, Inc., Evgeni, Inc. and Sidney LLC

10.1	Form of Voting Agreement among ANSYS, Inc. and certain stockholders of Ansoft Corporation

99.1	Press Release, dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSOFT CORPORATION

By:	/s/ Nicholas Csendes
Nicholas Csendes President and Chief Executive Officer

Date: March 31, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 31, 2008, by and among Ansoft Corporation, ANSYS, Inc., Evgeni, Inc. and Sidney LLC

10.1	Form of Voting Agreement among ANSYS, Inc. and certain stockholders of Ansoft Corporation

99.1	Press Release, dated March 31, 2008